United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2012

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2012, OXiGENE, Inc. issued a press release announcing its financial results for the quarter and nine months ended September 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

The press release also announces that the Company’s board of directors has approved the filing of a proxy statement with the Securities and Exchange Commission for a special meeting of the Company’s stockholders, at which the Company will ask stockholders to approve a reverse stock split in a range of 1:5 to 1:20. The specific stock split ratio within that range will be selected by the board in its discretion, if the stock split is approved by stockholders. The board is taking this step because it believes that it is necessary and in the best interests of stockholders to maintain the listing of the common stock on the Nasdaq Capital Market, in order to enhance the Company’s prospects for raising capital.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release dated November 8, 2012, reporting OXiGENE’s financial results for the quarter and nine months ended September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: November 8, 2012	/s/ PETER J. LANGECKER
By: Peter J. Langecker
Chief Executive Officer

EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 8, 2012, reporting OXiGENE’s financial results for the quarter and nine months ended September 30, 2012.